Exhibit 99.1

July 26, 2017

Media contact:	Investor contact:
Media Relations	Lavanya Sareen
(206) 304-0008	Managing Director, Investor Relations
(206) 392-5656

Alaska Air Group Reports Second Quarter 2017 Results
Financial Highlights:

•
Reported net income for the second quarter under Generally Accepted Accounting Principles ("GAAP") of $296 million or $2.38 per diluted share, compared to net income of $260 million, or $2.10 per diluted share in 2016. As the acquisition of Virgin America Inc. ("Virgin America") closed on Dec. 14, 2016, second quarter 2017 information reflects the results of Virgin America, including the impacts associated with purchase accounting. Second quarter 2016 results do not include Virgin America.

•
Reported second quarter net income, excluding merger-related costs and mark-to-market fuel hedging adjustments, of $312 million, compared to $263 million in the second quarter of 2016. Adjusted diluted earnings per share were $2.51, compared to $2.12 in the second quarter of 2016. This quarter's results were in line with First Call analyst consensus estimate of $2.52 per share.

•	Paid $0.30 per-share quarterly cash dividend in the second quarter, a 9% increase over the dividend paid in the second quarter of 2016.

•	Generated approximately $1.1 billion of operating cash flow and used approximately $512 million for capital expenditures, resulting in $572 million of free cash flow in the second quarter of 2017.

•	Held $1.9 billion in unrestricted cash and marketable securities as of June 30, 2017.
Operational Highlights:

•	Launched nine new routes during the quarter and announced 10 new routes, including obtaining final approval from the Department of Transportation for three routes to Mexico City.

•	Took delivery of two of five Airbus A321neos scheduled for delivery in 2017, becoming the first airline to operate this aircraft.

•	Began jet service at Horizon with the first flights of the new Embraer 175 jets after taking delivery of the first six of 33 aircraft scheduled for delivery over the next two years.

•
Entered into an agreement with the International Brotherhood of Teamsters to amend the eight-year contract with Horizon's pilots, providing Horizon the ability to attract and retain the best pilots in the regional industry.

•	Added Finnair as a global Mileage Plan partner.
Recognition and Awards:

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2017 by J.D. Power for the 10th year in a row.

•	Virgin America: Rated Best Domestic Airline in Travel + Leisure "World's Best Awards" for 10 years in a row.

•	Rated "Best Airline Staff in North America" and "Best Regional Airline in North America" by Skytrax World Airline Awards.

•	Awarded TripAdvisor's 2017 Travelers' Choice Award for second-best midsize and low-cost airlines in North America and one of the top 10 best airlines in the world.

•	Ranked among Forbes’ 2017 "America's Best Employers" for the third year in a row.

•	Certified as a great workplace by Great Place to Work, the global authority on high-trust, high-performance workplace cultures.

•	Received 16th Diamond Award of Excellence from the Federal Aviation Administration, recognizing both Alaska and Horizon's aircraft technicians for their commitment to training.

•	Received the 2017 Visionary Award for Leadership and Governance of a Public Company, presented by the Women Corporate Directors Global Institute, recognizing diversity among our directors.

•	Ranked among the Fortune 500 for the fourth year in a row.
SEATTLE — Alaska Air Group Inc., (NYSE: ALK) today reported second quarter 2017 GAAP net income of $296 million, or $2.38 per diluted share, compared to $260 million, or $2.10 per diluted share in the second quarter of 2016. Excluding the impact of merger-related costs and mark-to-market fuel hedge adjustments, the company reported adjusted net income of $312 million, or $2.51 per diluted share, compared to $263 million, or $2.12 per diluted share, in 2016.
“We had a very solid quarter, driven by a growing customer base and strong revenue performance,” said CEO Brad Tilden.  “Although we’re dealing with a number of operational challenges, our employees continue to deliver excellent service.  We are delighted that Alaska and Virgin each received top honors from J.D. Power* and Travel + Leisure* respectively, each for the 10th consecutive year. I want to congratulate our team for receiving these prestigious awards."
The following table reconciles the company's reported GAAP net income and earnings per diluted share ("diluted EPS") for the three and six months ended June 30, 2017, and 2016 to adjusted amounts:

	Three Months Ended June 30,
	2017		2016
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$296	$2.38	$260	$2.10
Mark-to-market fuel hedge adjustments	2	0.02	(10)	(0.08)
Special items—merger-related costs	24	0.19	14	0.11
Income tax effect on special items and fuel hedge adjustments	(10)	(0.08)	(1)	(0.01)
Non-GAAP adjusted net income and per-share amounts	$312	$2.51	$263	$2.12

	Six Months Ended June 30,
	2017		2016
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$395	$3.17	$444	$3.56
Mark-to-market fuel hedge adjustments	12	0.10	(12)	(0.10)
Special items—merger-related costs	64	0.51	14	0.12
Income tax effect on special items and fuel hedge adjustments	(28)	(0.22)	(1)	(0.01)
Non-GAAP adjusted net income and diluted EPS	$443	$3.56	$445	$3.57
* Alaska Airlines: highest in airline customer satisfaction among traditional carriers in the J.D. Power 2008-2017 North America Airline Satisfaction Study. Virgin America: "Top Domestic Airline" 2017 in Travel + Leisure "World's Best Awards".

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the second quarter results will be simulcast online at 8:30 a.m. Pacific time on July 26, 2017. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. are referred to as “Alaska,” “Horizon,” and "Virgin America" respectively, and together as our “airlines.”

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines, together with Virgin America and its regional partners, flies 40 million guests a year to 118 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada, Costa Rica and Cuba. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 900 destinations worldwide. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North America Satisfaction Study for 10 consecutive years from 2008 to 2017. Alaska Mileage Plan ranked “Highest in Customer Satisfaction with Airline Loyalty Rewards Programs” in the J.D. Power 2016 Airline Loyalty/Rewards Program Satisfaction Report for the last three consecutive years. Learn more about Alaska’s award-winning service and unmatched reliability at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines, Virgin America and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).

###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, amounts presented below include Virgin America results for the three and six months ended June 30, 2017 but not for the prior periods.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per-share amounts)	2017	2016	Change(a)	2017	2016	Change(a)
Operating Revenues:
Passenger
Mainline	$1,556	$1,036	50%	$2,828	$1,963	44%
Regional	251	227	11%	463	433	7%
Total passenger revenue	1,807	1,263	43%	3,291	2,396	37%
Freight and mail	32	27	19%	56	51	10%
Other—net	263	204	29%	504	394	28%
Total Operating Revenues	2,102	1,494	41%	3,851	2,841	36%

Operating Expenses:
Wages and benefits	469	332	41%	917	668	37%
Variable incentive pay	27	32	(16)%	58	64	(9)%
Aircraft fuel, including hedging gains and losses	344	201	71%	683	368	86%
Aircraft maintenance	96	65	48%	183	133	38%
Aircraft rent	69	26	165%	134	55	144%
Landing fees and other rentals	99	63	57%	214	143	50%
Contracted services	77	60	28%	158	120	32%
Selling expenses	97	55	76%	178	104	71%
Depreciation and amortization	90	92	(2)%	180	180	—%
Food and beverage service	50	31	61%	95	62	53%
Third-party regional carrier expense	27	24	13%	54	47	15%
Special items—merger-related costs	24	14	71%	64	14	357%
Other	140	81	73%	274	175	57%
Total Operating Expenses	1,609	1,076	50%	3,192	2,133	50%
Operating Income	493	418	18%	659	708	(7)%

Nonoperating Income (Expense):
Interest income	9	7		16	13
Interest expense	(26)	(9)		(51)	(22)
Interest capitalized	4	7		8	15
Other—net	(1)	(3)		(1)	(2)
Total Nonoperating Income (Expense)	(14)	2		(28)	4
Income Before Income Tax	479	420		631	712
Income tax expense	183	160		236	268
Net Income	$296	$260		$395	$444

Basic Earnings Per Share:	$2.40	$2.11		$3.19	$3.58
Diluted Earnings Per Share:	$2.38	$2.10		$3.17	$3.56

Shares Used for Computation:
Basic	123.573	123.250		123.534	123.900
Diluted	124.332	123.988		124.374	124.715

Cash dividend declared per share:	$0.300	$0.275		$0.600	$0.550

(a)	See Combined Comparative information in the accompanying pages for year-over-year comparisons including Virgin America.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	June 30, 2017	December 31, 2016
Cash and marketable securities	$1,922	$1,580

Total current assets	2,425	2,050
Property and equipment—net	6,002	5,666
Goodwill	1,940	1,934
Intangible assets	137	143
Other assets	216	169
Total assets	10,720	9,962

Air traffic liability	1,255	849
Current portion of long-term debt	337	319
Other current liabilities	1,382	1,367
Current liabilities	2,974	2,535
Long-term debt	2,469	2,645
Other liabilities and credits	2,013	1,851
Shareholders' equity	3,264	2,931
Total liabilities and shareholders' equity	$10,720	$9,962

Debt-to-capitalization ratio, adjusted for operating leases(a)	55%	59%

Number of common shares outstanding	123.521	123.328

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, Consolidated and Mainline amounts presented below include Virgin America results for the three and six months ended June 30, 2017 but not for the prior periods.

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change(e)	2017	2016	Change(e)
Consolidated Operating Statistics:(a)
Revenue passengers (000)	11,400	8,647	31.8%	21,417	16,482	29.9%
RPMs (000,000) "traffic"	13,554	9,397	44.2%	25,262	17,968	40.6%
ASMs (000,000) "capacity"	15,612	11,062	41.1%	30,006	21,515	39.5%
Load factor	86.8%	84.9%	1.9 pts	84.2%	83.5%	0.7 pts
Yield	13.33¢	13.44¢	(0.8)%	13.03¢	13.34¢	(2.3)%
PRASM	11.57¢	11.42¢	1.3%	10.97¢	11.14¢	(1.5)%
RASM	13.46¢	13.51¢	(0.4)%	12.83¢	13.21¢	(2.9)%
CASMex(b)	7.94¢	7.78¢	2.1%	8.15¢	8.14¢	0.1%
Economic fuel cost per gallon(c)	$1.71	$1.53	11.8%	$1.75	$1.41	24.1%
Fuel gallons (000,000)	201	138	45.7%	385	270	42.6%
ASM's per gallon	77.7	80.2	(3.1)%	77.9	79.7	(2.3)%
Average number of full-time equivalent employees (FTE)	19,745	14,470	36.5%	19,214	14,414	33.3%

Mainline Operating Statistics:
Revenue passengers (000)	8,950	6,282	42.5%	16,733	11,925	40.3%
RPMs (000,000) "traffic"	12,525	8,456	48.1%	23,352	16,172	44.4%
ASMs (000,000) "capacity"	14,341	9,875	45.2%	27,602	19,229	43.5%
Load factor	87.3%	85.6%	1.7 pts	84.6%	84.1%	0.5 pts
Yield	12.42¢	12.25¢	1.4%	12.11¢	12.14¢	(0.2)%
PRASM	10.85¢	10.49¢	3.4%	10.25¢	10.21¢	0.4%
RASM	12.76¢	12.61¢	1.2%	12.13¢	12.31¢	(1.5)%
CASMex(b)	7.15¢	6.88¢	3.9%	7.33¢	7.18¢	2.1%
Economic fuel cost per gallon(c)	$1.70	$1.52	11.8%	$1.74	$1.40	24.3%
Fuel gallons (000,000)	179	118	51.7%	343	231	48.5%
ASM's per gallon	80.3	83.7	(4.1)%	80.5	83.2	(3.2)%
Average number of FTE's	15,447	11,261	37.2%	15,227	11,192	36.1%
Aircraft utilization	11.4	10.8	5.6%	11.1	10.7	3.7%
Average aircraft stage length	1,294	1,177	9.9%	1,295	1,195	8.4%
Operating fleet	221	152	69 a/c	221	152	69 a/c

Regional Operating Statistics:(d)
Revenue passengers (000)	2,450	2,365	3.6%	4,685	4,558	2.8%
RPMs (000,000) "traffic"	1,030	941	9.5%	1,910	1,796	6.3%
ASMs (000,000) "capacity"	1,270	1,187	7.0%	2,404	2,287	5.1%
Load factor	81.1%	79.3%	1.8 pts	79.4%	78.5%	0.9 pts
Yield	24.30¢	24.17¢	0.5%	24.22¢	24.13¢	0.4%
PRASM	19.70¢	19.16¢	2.8%	19.24¢	18.95¢	1.5%
Operating fleet	78	69	9 a/c	78	69	9 a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

(e)	See Combined Comparative information in the accompanying pages for year-over-year comparisons including Virgin America.

SUPPLEMENTARY COMBINED COMPARATIVE FINANCIAL AND OPERATING INFORMATION (unaudited)

We believe that analysis of specific financial and operational results on a combined basis provides more meaningful year-over-year comparisons. The table below provides "Combined Comparative" results for the three and six months ended June 30, 2016, determined as the sum of the historical consolidated results of Air Group and of Virgin America. Virgin America's financial information has been conformed to reflect Air Group's historical financial statement presentation for each period presented. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016		2017	2016
(in millions, except operating statistics)	As Reported	Combined(a)	Change	As Reported	Combined(a)	Change
Combined Comparative Operating Results
Passenger revenue	$1,807	$1,647	10%	$3,291	$3,109	6%
Other revenue	295	272	8%	560	520	8%
Total Operating Revenues	2,102	1,919	10%	3,851	3,629	6%
Non-fuel operating expense	1,265	1,152	10%	2,509	2,302	9%
Fuel expense	344	278	24%	683	516	32%
Total Operating Expenses	1,609	1,430	13%	3,192	2,818	13%
Operating Income	493	489	1%	659	811	(19)%
Nonoperating income (expense)	(14)	(3)	367%	(28)	(5)	460%
Income Before Tax	479	486	(1)%	631	806	(22)%
Special items—merger-related costs	24	18	33%	64	20	220%
Mark-to-market fuel hedge adjustments	2	(11)	(118)%	12	(14)	(186)%
Adjusted Income Before Tax	$505	$493	2%	$707	$812	(13)%

Combined Comparative Operating Statistics
Revenue passengers (000)	11,400	10,734	6.2%	21,417	20,336	5.3%
RPMs (000,000)	13,554	12,562	7.9%	25,262	23,748	6.4%
ASMs (000,000)	15,612	14,751	5.8%	30,006	28,470	5.4%
Load Factor	86.8%	85.2%	1.6 pts	84.2%	83.4%	0.8 pts
PRASM	11.57 ¢	11.16 ¢	3.7%	10.97 ¢	10.92 ¢	0.5%
RASM	13.46 ¢	13.01 ¢	3.5%	12.83 ¢	12.75 ¢	0.6%
CASMex	7.94 ¢	7.69 ¢	3.3%	8.15 ¢	8.01 ¢	1.7%

(a)	Refer to our Investor Update issued on April 12, 2017 on Form 8-K for further details of the calculation of the three and six months ended June 30, 2016 combined data.

2016 Combined Comparative Operating Results and Statistics—Other Quarters

Refer to our Investor Update issued on April 12, 2017 on Form 8-K for combined comparative operating results and statistics for each of the quarters and full year 2016.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, Consolidated and Mainline amounts presented below include Virgin America results for the three and six months ended June 30, 2017 but not for the prior periods.

	Three Months Ended June 30, 2017
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,556	$—	$—	$—	$1,556	$—	$1,556
Regional	—	251	—	—	251	—	251
Total passenger revenues	1,556	251	—	—	1,807	—	1,807
CPA revenues	—	—	108	(108)	—	—	—
Freight and mail	31	1	—	—	32	—	32
Other—net	244	19	1	(1)	263	—	263
Total operating revenues	1,831	271	109	(109)	2,102	—	2,102
Operating expenses
Operating expenses, excluding fuel	1,026	206	116	(107)	1,241	24	1,265
Economic fuel	304	39	—	(1)	342	2	344
Total operating expenses	1,330	245	116	(108)	1,583	26	1,609
Nonoperating income (expense)
Interest income	9	—	—	—	9	—	9
Interest expense	(23)	—	(3)	—	(26)	—	(26)
Other	3	—	1	(1)	3	—	3
Total Nonoperating income (expense)	(11)	—	(2)	(1)	(14)	—	(14)
Income (loss) before income tax	$490	$26	$(9)	$(2)	$505	$(26)	$479

	Three Months Ended June 30, 2016
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,036	$—	$—	$—	$1,036	$—	$1,036
Regional	—	227	—	—	227	—	227
Total passenger revenues	1,036	227	—	—	1,263	—	1,263
CPA revenues	—	—	110	(110)	—	—	—
Freight and mail	26	1	—	—	27	—	27
Other—net	184	19	1	—	204	—	204
Total operating revenues	1,246	247	111	(110)	1,494	—	1,494
Operating expenses
Operating expenses, excluding fuel	679	192	101	(111)	861	14	875
Economic fuel	180	31	—	—	211	(10)	201
Total operating expenses	859	223	101	(111)	1,072	4	1,076
Nonoperating income (expense)
Interest income	6	—	1	—	7	—	7
Interest expense	(4)	—	(4)	(1)	(9)	—	(9)
Other	3	—	—	1	4	—	4
Total Nonoperating income (expense)	5	—	(3)	—	2	—	2
Income (loss) before income tax	$392	$24	$7	$1	$424	$(4)	$420

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs and mark-to-market fuel hedge accounting adjustments.

	Six Months Ended June 30, 2017
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	2,828	—	—	—	2,828	—	2,828
Regional	—	463	—	—	463	—	463
Total passenger revenues	2,828	463	—	—	3,291	—	3,291
Revenue from CPA with Alaska	—	—	205	(205)	—	—	—
Freight and mail	54	2	—	—	56	—	56
Other—net	466	36	2	—	504	—	504
Total operating revenues	3,348	501	207	(205)	3,851	—	3,851
Operating expenses
Operating expenses, excluding fuel	2,024	406	219	(204)	2,445	64	2,509
Economic fuel	596	75	—	—	671	12	683
Total operating expenses	2,620	481	219	(204)	3,116	76	3,192
Nonoperating income (expense)
Interest income	16	—	—	—	16	—	16
Interest expense	(45)	—	(5)	(1)	(51)	—	(51)
Other	6	—	1	—	7	—	7
Total Nonoperating income (expense)	(23)	—	(4)	(1)	(28)	—	(28)
Income (loss) before income tax	705	20	(16)	(2)	707	(76)	631

	Six Months Ended June 30, 2016
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	1,963	—	—	—	1,963	—	1,963
Regional	—	433	—	—	433	—	433
Total passenger revenues	1,963	433	—	—	2,396	—	2,396
Revenue from CPA with Alaska	—	—	213	(213)	—	—	—
Freight and mail	49	2	—	—	51	—	51
Other—net	356	36	2	—	394	—	394
Total operating revenues	2,368	471	215	(213)	2,841	—	2,841
Operating expenses
Operating expenses, excluding fuel	1,380	378	206	(213)	1,751	14	1,765
Economic fuel	324	56	—	—	380	(12)	368
Total operating expenses	1,704	434	206	(213)	2,131	2	2,133
Nonoperating income (expense)
Interest income	12	—	1	—	13	—	13
Interest expense	(16)	—	(5)	(1)	(22)	—	(22)
Other	10	—	—	3	13	—	13
Total Nonoperating income (expense)	6	—	(4)	2	4	—	4
Income (loss) before income tax	670	37	5	2	714	(2)	712

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, amounts presented below include Virgin America results for the three and six months ended June 30, 2017 but not for the prior period.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Consolidated:
CASM	10.31	¢	9.73	¢	10.64	¢	9.91	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.21		1.82		2.28		1.71
Special items—merger-related costs	0.16		0.13		0.21		0.06
CASM excluding fuel and special items	7.94	¢	7.78	¢	8.15	¢	8.14	¢

Mainline:
CASM	9.45	¢	8.74	¢	9.77	¢	8.87	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.13		1.72		2.20		1.62
Special items—merger-related costs	0.17		0.14		0.23		0.07
CASM excluding fuel and special items	7.15	¢	6.88	¢	7.33	¢	7.18	¢

Fuel Reconciliation
	Three Months Ended June 30,
	2017		2016
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$337	$1.69	$207	$1.50
Losses on settled hedges	5	0.02	4	0.03
Consolidated economic fuel expense	342	1.71	211	1.53
Mark-to-market fuel hedge adjustment	2	0.01	(10)	(0.07)
GAAP fuel expense	$344	$1.72	$201	$1.46
Fuel gallons	201		138

	Six Months Ended June 30,
	2017		2016
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$663	$1.73	$372	$1.38
Losses on settled hedges	8	0.02	8	0.03
Consolidated economic fuel expense	$671	$1.75	$380	$1.41
Mark-to-market fuel hedge adjustment	12	0.03	(12)	(0.04)
GAAP fuel expense	$683	$1.78	$368	$1.37
Fuel gallons	385		270

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

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CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share ("EPS") using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 and Airbus 320 family jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile